     EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.03 OF THE INDENTURE, THIS GLOBAL NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY
OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

     NOTWITHSTANDING ANY REFERENCE HEREIN TO THE CONTRARY, ANY
PAYMENT OF INTEREST DUE HEREON WILL BE MADE ONLY TO THE BENEFICIAL INTEREST OWNERS LISTED IN SCHEDULE A HERETO.

               ASSOCIATES FIRST CAPITAL CORPORATION

                      GLOBAL INVESTMENT NOTE            No. Gl-01

                           representing

                        up to $15,000,000

                                of

     ASSOCIATES FIRST CAPITAL CORPORATION - INVESTMENT NOTES

     ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to First Interstate Bank of Texas, N.A., as initial depository and agent (the "Depository") for the persons listed on Schedule A hereto upon surrender hereof of each Stated Maturity as indicated under the caption "Maturity Date" in Schedule A hereto ("Schedule A") which is incorporated fully herein by reference and made a part of this Global Note, the aggregate principal sum of up to $15,000,000 which sum shall equal the sum of all amounts in the "Principal Amount" column in Schedule A. Such payment shall be made in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts. The Depository shall also be the custodian for this Global Note and will maintain Schedule B - Increases or Decreases in the Global Note.

     Each such payment on Stated Maturity shall be at the principal office of the Company in Irving, Texas, or at the offices of such other subsidiary of the Company as the Company from time to time may designate in writing to the then registered Holder of this Note, and to pay interest thereof at the rate per annum stated in Schedule A from issue date hereof to Stated Maturity only; interest together with the principal sum to be payable on the Stated Maturity, unless interest is to be payable at monthly or quarterly periods, to be calculated from issue date, and is so specified above. The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person who appears as the Beneficial Interest Owner (as defined hereinbelow) on the records of the Company on the eighth day next preceding such interest payment date, whether or not such day is a business day. This Global Note is one of a duly authorized issue of notes (herein called the "Notes") of the Company of the series herein specified, all such Notes issued and to be issued in one or more series under an indenture executed by the Company and delivered to First Interstate Bank of Texas, N.A. (herein called the "Trustee"), as Trustee, dated as of June 15, 1995 (the indenture herein called the "Indenture"), to which Indenture reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee and the holders of the Notes. As provided in the Indenture, said Notes may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Global Note is one of the Global Notes described in the Indenture and designated therein as in the title of the Global Note (herein called "Global Note").

     Beneficial ownership in this Global Note shall be in the form of undivided partial interests ("Beneficial Interests") expressed in the form of principal amounts, and such Interests shall be noted in Schedule A, as maintained by the Company and provided to the Depository. The sum of all outstanding Beneficial Interests at any time shall determine the aggregate principal amount outstanding pursuant to this Global Note at such time and will be noted in Schedule B.

     The election of each Beneficial Interest owner as designated under the caption "Holder" on Schedule A (a "Beneficial Interest Owner") made at the time of the initial purchase (whether in the form of a Beneficial Interest or a Note in registered form) of the Beneficial Interest hereof or Note in registered form of the Beneficial Interest hereof or Note in registered form to take interest monthly, quarterly or at maturity, is irrevocable as to such Beneficial Interest or Note in registered form during the term of such Beneficial Interest or Note in registered form, except the Beneficial Interest Owner may change the interest payment election during the 45-day period commencing with the original date of purchase of such Beneficial Interest, providing no interest checks have been cashed. The change in election must be made by depositing in the U.S. mail, postage pre-paid, postmarked within the 45-day period and addressed to AFC Securities Inc. (i) a new election in the manner specified by the Company, (ii) the confirmation relating to the purchase of the Beneficial Interest and (iii) all interest checks issued to the date of the new election, or a check for such interest as has been paid by the Company by automatic transfer to such Beneficial Interest Owner from the date of purchase through the date of change of election.
A Beneficial Interest Owner electing to accrue interest until the Stated Maturity will be paid interest accruing after the Stated Maturity, if any, as provided hereinbelow on the presentment of a request for payment of principal of such Beneficial Interest.

     The principal amount of each Beneficial Interest is prepayable prior to its Stated Maturity , at the option of the party entitled to receive the proceeds hereof, upon the occurrence of the death or disability (as defined in 42 U.S.C.A. Sec. 416[i]) of any Beneficial Interest Owner, who is a natural person (whether or not such person is the sole Beneficial Interest Owner), or, if the Beneficial Interest in this Global Note is registered on Schedule A to the custodian or trustee of an individual retirement account ("IRA"), as determined by the custodian or trustee, upon the death, disability or attainment of age 59 1/2 of the IRA account holder. A Beneficial Interest shall be prepaid upon the attainment of the age of 70 1/2 of such IRA account holder. Any request for prepayment shall be made to the company in writing and shall be accompanied by evidence satisfactory to the Company of the conditions qualifying for the prepayment. The Company may, as a condition precedent to the prepayment, require the submission of such additional documents or other materials as it may consider necessary of the Note or such other facts as it considers relevant to the fulfillment of its obligations hereunder. Any such prepayment of a Beneficial
Interest shall be for the aggregate principal amount of each such Beneficial Interest together with accrued interest to the date of payment as reflected in Schedule A.

     The Company shall pay interest after Maturity in accordance with the terms of this paragraph. After Maturity of each Beneficial Interest, each Beneficial Interest in this Global Note will continue to accrue interest, at the lower of the "13-week
Treasury Rate" (defined below) or 9% per annum, until the earlier of (a) such Beneficial Interest in this Global Note is presented for payment, or (b) at the sole option of the Company, the Company notifies the Holder and Beneficial Interest Owner in writing at the address last appearing in the records of the Depository, that (i) in the case of a Beneficial Interest and at least 15 days prior to the Stated Maturity thereof, the Beneficial Interest will not accrue interest after the Stated Maturity ; or (ii) in the case of a Beneficial Interest and within a 15-day period prior to the Stated Maturity thereof, or thereafter, the Beneficial Interest will cease to accrue interest after the Maturity Date on the 15th day after the date of such notice. The interest rate shall be adjusted weekly. The "13-week Treasury Rate" shall mean the discount rate for the auction held weekly of direct obligations of the United States ("Treasury bills") having a 13-week maturity as published in H.15(519) under the heading "Treasury bills - auction average (investment)" or, if not so published by 9:00 a.m., New
York City time, on each Tuesday pertaining to such week, the 13-week Treasury Rate last announced. If the 13-week Treasury Rate is the applicable interest rate after the Maturity, such rate shall apply from the Wednesday after the announcement through and including the following Tuesday. Interest accruing after Stated
Maturity will be based on a year of 365 days, and will be compounded and paid in accordance with the instructions of each Beneficial Interest Owner, which shall be consistent with the interest payment terms so elected at the time of purchase of such Beneficial Interest, as provided hereinabove, except that (i) the record date for interest payments, if any, after the Stated
Maturity shall be the applicable interest payment date, and (ii) interest payment checks will be sent or interest payments made (in the case of automatic transfers) within four business days after such interest payment date occurring after Stated Maturity, if any.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the aggregate principal amount hereof along with accrued but unpaid interest hereon may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of 66 % in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, of each series to be affected thereby, provided, however, that no such modification, alterations or waiver shall be made without the consent of the Holder of each Note of each such series thereby affected which would (i) change the Stated Maturity of the principal of, or installment of interest, if any, on any Note of such series or reduce the principal amount thereof, or reduce the amount of principal of an Original Issue Discount Note which would be due and payable upon, acceleration of the maturity thereof, (ii) subordinate the indebtedness evidenced by the Notes to any indebtedness of the Company, or (iii) reduce the percentage of Notes of any series, the consent of the Holders of which is required for any such modification, alteration or waiver. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

     The Holder hereof shall, in each case of a vote of all Noteholders of each series, submit the matter to be considered to each Beneficial Interest Owner and shall afford each such Beneficial Interest Owner an opportunity to instruct the Holder hereof to cause such Owner's Beneficial Interest to be voted in accordance with such Owner's instructions. The Holder hereof shall be entitled to cause portions of the aggregate principal amount hereof to be voted in a manner which may be different than other portions of the aggregate principal amount hereof but must vote the principal amount of each Beneficial Interest as instructed by the Beneficial Interest Owner owing such Beneficial Interest. The Holder hereof may vote only that portion of the aggregate principal amount hereof which corresponds to the sum of the Beneficial Interests held by Beneficial Interest Owners who direct the Holder hereof in writing to cause such Beneficial Interests to be so voted.

     No reference herein to the Indenture and no provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount of and interest on this Global Note at the time and place and at the rate and in the coin or currency herein prescribed.

     No recourse shall be had for the payment of the principal of or interest on this Global Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director as such, past, present, or future, of the Company or of any successor corporation, whether by virtue or any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Global Note is transferable by the registered Holder hereof only as provided in Section 2.03 of the Indenture.

     Each Beneficial Interest as reflected in Schedule A may be identified with a "Transaction Number" followed by a letter and/or digit combination as determined by the Company or the Holder.

     This Global Note, with respect to the principal amount thereof, shall be entitled to the same benefits as Notes under the terms of the Indenture, except that the Holder hereof shall pay or provide for the payment of principal and interest to Beneficial Interest Owners which payments, as to each Beneficial Interest, shall be made in accordance with the terms of each such Beneficial Interest as directed by such Beneficial Interest Owner.

     The Company hereby irrevocably undertakes to the Holder herein to exchange each Beneficial Interest in this Global Note, in accordance with the terms of the Indenture, as a whole or in part, without charge, for Notes, upon request of such Holder, at the office of the Trustee on request. Upon any such exchange of all or a portion of this Note for a Global Note or Notes registered in the name of the Beneficial Interest Owner, Schedule A and Schedule B to this Global Note shall be amended by the Company and the Depository, respectively, to reflect the reduction of the principal amount evidenced hereby.

     Upon maturity and payment of all Notes issued in this Series, the Trustee will cancel the Global Note.

     Schedule A may be maintained and revised by electronic means and may be detached from this Global Note at any time.

     This Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by or on behalf of the Trustee acting under the Indenture.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED
BY THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed.

Dated:  August 24, 1995.


ASSOCIATES FIRST CAPITAL
CORPORATION



By:
          R.W. Ulrich
          Senior Vice President
[SEAL]

Attest:




      Frederic C. Liskow
      Assistant Secretary

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                         This is the Global Note of the series designated
therein referred to in the within-mentioned Indenture.


as Trustee



By:
                       [Authorized Officer]


The following abbreviations, when used in the inscription on Schedule A of this Global Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -  as tenants in common
TEN ENT   -  as tenants by the entireties
JT TEN    -  as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT (or TRAN) MIN ACT -            Custodian
                             (Cust)                  (Minor)

             -              under uniform Gifts (or Transfers) to Minors Act

                                        (State)

Additional abbreviations may also be used though not in the above list.

                           FORM OF SCHEDULE A TO GLOBAL NOTE NO.: G1-01

        Customer   Instrument  Transaction   Orig   Inv   Effective  Maturity Annual Principal  Holder
        Number     Number      Number        Code   Type  Date       Date     Rate   Amount     Name


      Date of    Amount of Decrease  Amount of increase  Principal Amount of  Signature of Authorized
      Exchange   in Principal Amount in Principal Amount Global Note          officer of Trustee
                 of Global Note      of Global Note      following such       or Custodian
                                                         decrease or increase

